Exhibit 99.1

ORBITAL ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

— Company Reports Strong Earnings, Cash Flow and New Business Activity —

— Planned Merger with ATK Aerospace and Defense Business Making Solid Progress —

(Dulles, VA 16 October 2014) — Orbital Sciences Corporation (NYSE: ORB) today reported its financial results for the third quarter of 2014.  Third quarter 2014 revenues were $338.2 million, compared to $322.0 million in the third quarter of 2013.  Third quarter 2014 operating income was $33.3 million.  Adjusted operating income* in the third quarter of 2014 was $36.5 million, or 10.8% of revenues, compared to $25.6 million, or 8.0% of revenues, in the third quarter of 2013.

Net income in the third quarter of 2014 was $21.2 million or $0.35 diluted earnings per share.  Adjusted net income* in the third quarter of 2014 was $23.3 million, or $0.38 adjusted diluted earnings per share*, compared to net income of $15.6 million, or $0.26 diluted earnings per share, in the third quarter of 2013.  Orbital's free cash flow* in the third quarter and first nine months of 2014 was $61.9 million and $165.6 million, respectively, compared to $31.5 million and $4.3 million in the third quarter and first nine months of 2013.

"Orbital's third quarter financial results reflected good revenue growth, strong earnings and free cash flow, and robust new business activity," said Mr. David W. Thompson, Orbital's Chairman and Chief Executive Officer.  "The company's operational results were highlighted by the successful execution of eight space missions, including our second operational Antares/Cygnus mission to the International Space Station for NASA as well as four other satellite deployments for government customers."

"In addition, we are pleased with how the activities related to the planned merger of Orbital and ATK's Aerospace and Defense Groups are proceeding, with transition teams from both companies working hard to complete all aspects of the transaction.  We are also continuing to target the end of the calendar year to complete all required regulatory reviews.  However, if these approvals are received during the holiday season, the closing date would likely be in January," he added.
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* "Adjusted operating income," "adjusted net income" and "adjusted diluted earnings per share" exclude merger transaction costs incurred in 2014 pertaining to the planned merger of Orbital and the Aerospace and Defense Groups of Alliant Techsystems Inc. ("ATK") pursuant to an April 28, 2014 definitive transaction agreement.  These financial measures, together with "free cash flow," are non-GAAP financial measures.  For additional details concerning these measures, please refer to the sections of this press release entitled "Cash Flow" and "Disclosure of Non-GAAP Financial Measures."
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Orbital Sciences Corporation s 45101 Warp Drive, Dulles, VA 20166 s 703-406-5000

Orbital Announces Third Quarter 2014 Financial Results

Financial Highlights

	Third Quarter			First Nine Months
($ in millions, except per share data)	2014		2013	2014		2013
Revenues	$338.2		$322.0	$979.6		$989.9
Operating Income	33.3		25.6	71.5		83.0
Adjusted Operating Income	36.5	(1)	n/a	81.3	(1)	n/a
Net Income	21.2		15.6	51.5		51.4
Adjusted Net Income	23.3	(1)	n/a	57.8	(1)	n/a
Diluted Earnings Per Share	$0.35		$0.26	$0.85		$0.85
Adjusted Diluted Earnings Per Share	$0.38	(1)	n/a	$0.95	(1)	n/a

(1) Adjusted to exclude merger transaction costs of $3.2 million ($2.1 million after tax) and $9.8 million ($6.3 million after tax) in the third quarter and first nine months of 2014, respectively.

Revenues increased $16.2 million, or 5%, in the third quarter of 2014 compared to the third quarter of 2013.  Revenues increased $17.6 million in the satellites and space systems segment and $2.0 million in the launch vehicles segment, while revenues declined $15.1 million in the advanced space programs segment.  Intersegment revenue eliminations decreased $11.7 million.

Adjusted operating income increased $10.9 million, or 43%, in the third quarter of 2014 compared to operating income in the third quarter of 2013.  Operating income increased $8.0 million in the advanced space programs segment and $5.5 million in the launch vehicles segment, while it decreased $2.6 million in the satellites and space systems segment.

The company's effective income tax rate was 35.5% in the third quarter of 2014 compared to 37.0% in the third quarter of 2013.

Adjusted net income in the third quarter of 2014 was $23.3 million, or $0.38 adjusted diluted earnings per share, up 49% compared to net income of $15.6 million, or $0.26 diluted earnings per share, in the third quarter of 2013.

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Orbital Announces Third Quarter 2014 Financial Results

Segment Results

Launch Vehicles

	Third Quarter			First Nine Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Revenues	$129.9	$127.9	2%	$392.9	$396.2	(1%)
Operating Income	16.8	11.3	49%	39.6	33.8	17%
Operating Margin	12.9%	8.8%		10.1%	8.5%

Launch vehicles segment revenues increased $2.0 million, or 2%, in the third quarter of 2014 compared to the third quarter of 2013 mainly due to increased activity on target vehicles and missile defense interceptors, partially offset by decreased activity on space launch vehicles.

Segment operating income increased $5.5 million in the third quarter of 2014 compared to the third quarter of 2013 largely due to a profit margin improvement on the Antares launch vehicle for the Commercial Resupply Services (CRS) space station cargo delivery contract with the National Aeronautics and Space Administration (NASA).  Segment operating margin increased primarily due to the same factor.

Satellites and Space Systems

	Third Quarter			First Nine Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Revenues	$105.7	$88.1	20%	$275.7	$282.7	(2%)
Operating Income	5.5	8.1	(32%)	11.5	29.6	(61%)
Operating Margin	5.2%	9.2%		4.2%	10.5%

Satellites and space systems segment revenues increased $17.6 million, or 20%, in the third quarter of 2014 compared to the third quarter of 2013 primarily due to higher communications satellite revenues attributable to activity on new contracts awarded in mid-2014.

Segment operating income decreased $2.6 million in the third quarter of 2014 compared to the third quarter of 2013, despite the increase in revenues, principally due to a reduction in communications satellite operating profit, partially offset by higher science and remote sensing satellite operating profit.  Operating results in 2013 included profit improvements in connection with the successful completion of certain communications satellite contracts.  Segment operating margin decreased primarily due to the communications satellite profit improvements recognized in 2013 and lower profit rates on contract activity in 2014.

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Orbital Announces Third Quarter 2014 Financial Results

Advanced Space Programs

	Third Quarter			First Nine Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Revenues	$106.2	$121.3	(12%)	$323.7	$351.2	(8%)
Operating Income	14.2	6.2	129%	30.2	19.6	54%
Operating Margin	13.4%	5.1%		9.3%	5.6%

Advanced space programs segment revenues decreased $15.1 million, or 12%, in the third quarter of 2014 compared to the third quarter of 2013 primarily due to decreased activity levels on national security satellite contracts and the CRS contract, partially offset by increased activity on an advanced flight system contract awarded in 2013.

Segment operating income increased $8.0 million in the third quarter of 2014 compared to the third quarter of 2013, despite the reduction in revenues, principally due to a profit margin improvement on the CRS contract.  Segment operating margin increased primarily due to the same factor.

Cash Flow

	Third Quarter	First Nine Months
($ in millions)	2014	2014
Net cash provided by operating activities	$70.5	$180.4
Capital expenditures	(8.6)	(24.8)
Proceeds from disposition of property	—	10.0
Free cash flow	61.9	165.6
Other, net	(0.4)	(3.9)
Net increase in cash	61.5	161.7
Beginning cash balance	366.0	265.8
Ending cash balance	$427.5	$427.5

New Business Highlights

In the third quarter of 2014, Orbital recorded approximately $405 million in new firm and option contract bookings.  In addition, the company received approximately $265 million of option exercises under existing contracts.  As of September 30, 2014, the company's firm contract backlog was approximately $2.3 billion and its total backlog (including options, indefinite-quantity contracts and undefinitized orders) was approximately $4.7 billion.

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Orbital Announces Third Quarter 2014 Financial Results

Operational Highlights

In the third quarter of 2014, Orbital carried out eight major space missions, launched three small research rockets and delivered two other systems for future missions.  In early July, the Orbiting Carbon Observatory-2 satellite that the company designed, built and tested for NASA was launched into orbit.  Later in July, the company's Antares space launch vehicle carried out its fourth successful mission, placing a Cygnus spacecraft loaded with cargo destined for the International Space Station (ISS) into orbit.  Subsequently, the Cygnus spacecraft successfully berthed with the ISS and completed its mission after a 31-day stay at the Station.  These events represented the fourth Antares launch in its first 15 months of operations and the third cargo delivery mission to the ISS in a 10-month period by a Cygnus spacecraft.  Also in July, three national security satellites developed and built by Orbital were successfully deployed into orbit.

For the remainder of 2014, Orbital plans to conduct numerous major operational events and to deliver additional systems to customers for future space missions or operational deployments, resulting in an average of about one mission or product delivery per week for the year.  Major mission operations for the remainder of 2014 will be highlighted by another Antares rocket launch and Cygnus spacecraft flight to the ISS, which is currently planned for late October.  The company is also scheduled to launch up to five short- and medium-range targets and up to six smaller research rockets before the end of the year.

2014 Financial Guidance

The company updated its financial guidance for full year 2014, as follows:

	Current	Previous
Revenues ($ in millions)	$1,350 - $1,375	$1,400 - $1,425
Adjusted Operating Income Margin (1)	7.75% - 8.25%	7.25% - 7.75%
Adjusted Diluted Earnings per Share (1)	$1.20 - $1.25	$1.10 - $1.20
Free Cash Flow ($ in millions) (1)	$165 - $175	$130 - $150

(1) Adjusted to exclude merger transaction costs.

Disclosure of Non-GAAP Financial Measures

We define free cash flow as GAAP (U.S. Generally Accepted Accounting Principles) net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, plus proceeds from disposition of property.  A reconciliation of free cash flow to net cash provided by (used in) operating activities is included above in the section entitled "Cash Flow."  Management believes that the company's presentation of free cash flow is useful because it provides investors with an important perspective on the company's liquidity, financial flexibility and ability to fund operations and service debt.

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Orbital Announces Third Quarter 2014 Financial Results

Adjusted operating income is defined as GAAP income from operations adjusted to exclude professional fees and other costs incurred in connection with the planned merger of Orbital and the Aerospace and Defense Groups of ATK.  Adjusted net income is defined as GAAP net income adjusted to exclude these merger transaction costs.  Adjusted diluted earnings per share is equal to adjusted net income divided by diluted shares.  These measures are provided so investors can more easily compare current and prior period results without the impact of significant nonrecurring expenses.  The reconciliation of GAAP income from operations to adjusted operating income and GAAP net income to adjusted net income is as follows:

	Third Quarter	First Nine Months
($ in millions, except per share data)	2014	2014
GAAP income from operations	$33.3	$71.5
Merger transaction costs, before tax (1)	3.2	9.8
Adjusted operating income	$36.5	$81.3

GAAP net income	$21.2	$51.5
Merger transaction costs, net of tax (1)	2.1	6.3
Adjusted net income	$23.3	$57.8

Adjusted diluted earnings per share	$0.38	$0.95

(1) Professional fees and other costs pertaining to the planned merger of Orbital and ATK's Aerospace and Defense Groups.

Orbital does not intend for the above non-GAAP financial measures to be considered in isolation or as a substitute for the related GAAP measures.  Other companies may define these measures differently.

Social Media Disclosure

Orbital communicates material financial information to its investors using press releases, Securities and Exchange Commission (SEC) filings, its investor relations website, public conference calls and webcasts.  From time to time, Orbital communicates information regarding its business and operations, such as new contract awards and mission updates, via Twitter and Facebook.  It is possible that the information disclosed through such social media channels could be deemed to be material.  Therefore, we encourage investors, the media, and others interested in Orbital to review the information we disclose through Twitter at https://twitter.com/OrbitalSciences and on Facebook at https://facebook.com/OrbitalSciencesCorp.

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Orbital Announces Third Quarter 2014 Financial Results

About Orbital

Orbital develops and manufactures small- and medium-class rockets and space systems for commercial, military and civil government customers.  The company's primary products are satellites and launch vehicles, including low-Earth orbit, geosynchronous-Earth orbit and planetary exploration spacecraft for communications, remote sensing, scientific and defense missions; human-rated space systems for Earth-orbit, lunar and other missions; ground- and air-launched rockets that deliver satellites into orbit; missile defense systems that are used as interceptor and target vehicles; and advanced flight systems for atmospheric and space missions.  Orbital also provides satellite subsystems and space-related technical services to U.S. Government agencies and laboratories.  More information about Orbital can be found at http://www.orbital.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may be forward-looking in nature or "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, those related to our financial outlook, liquidity, goals, business strategy, projected plans and objectives of management for future operating results and forecasts of future events, and those related to the proposed merger of Orbital with ATK's Aerospace and Defense Groups and the expected timetable for completing the merger.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements often include the words "anticipate," "forecast," "expect," "believe," "should," "will," "intend," "plan" and words of similar substance.  Such forward-looking statements are subject to risks, trends and uncertainties that could cause the actual results or performance of the company to be materially different from the forward-looking statement.  Uncertainty surrounding factors such as Orbital's and ATK's ability to consummate the merger; the conditions to the completion of the merger, including the receipt of approval of both Orbital's stockholders and ATK's stockholders; the regulatory approvals required for the merger not being obtained on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; reductions or changes in NASA or U.S. Government military spending, timing of payments and budgetary policies, including impacts of sequestration under the Budget Control Act of 2011, and sourcing strategies; intense competition; increases in costs, which the business may not be able to react to due to the nature of U.S. Government contracts; changes in cost and revenue estimates and/or timing of programs; the potential termination of U.S. Government contracts and the potential inability to recover termination costs; actual pension and other postretirement plan asset returns and assumptions regarding future returns, discount rates, service costs, mortality rates, and health care cost trend rates; greater risk associated with international business, including foreign currency exchange rates and fluctuations in those rates; other risks associated with U.S. Government contracts that might expose Orbital to adverse consequences; government investigations; security threats, including cybersecurity and other industrial and physical security threats, and other disruptions; changes in domestic and global economic conditions and unstable geopolitical conditions, including in Russia and Ukraine; supply, availability, and costs of raw materials and components, including commodity price fluctuations; government laws and other rules and regulations applicable to Orbital, such as procurement and

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Orbital Announces Third Quarter 2014 Financial Results

import-export control; development of key technologies and retention of a qualified workforce; fires or explosions at any of Orbital's facilities; environmental laws that govern past practices and rules and regulations, noncompliance with which may expose Orbital to adverse consequences; impacts of financial market disruptions or volatility to customers and vendors; unanticipated changes in the tax provision or exposure to additional tax liabilities; and the costs and ultimate outcome of litigation matters and other legal proceedings.  Additional information concerning these and other factors can be found in Orbital's filings with the Securities and Exchange Commission, including Orbital's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K.  Orbital assumes no obligation to update or revise publicly the information in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the proposed merger, Orbital and ATK intend to file relevant materials with the Securities and Exchange Commission, including an ATK registration statement on Form S-4 that will include a joint proxy statement of Orbital and ATK and that also constitutes a prospectus of ATK.   INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ORBITAL, ATK AND THE PROPOSED TRANSACTION.  The joint proxy statement/prospectus and other documents relating to the proposed transaction can be obtained free of charge at the SEC's website at www.sec.gov.  These documents can also be obtained free of charge from Orbital upon written request to Orbital at investor.relations@orbital.com or by calling Barron Beneski at 703-406-5528 or from ATK upon written request to ATK at investor.relations@atk.com or by calling Michael Pici at 703-412-3216.

Participants in the Solicitation

This press release is not a solicitation of a proxy from any investor or security holder.  However, Orbital and ATK and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC.  Information regarding Orbital's directors and executive officers may be found in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on February 25, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on March 11, 2014.  Information regarding ATK directors and executive officers may be found in its Annual Report for the year ended March 31, 2014 on Form 10-K filed with the SEC on May 23, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on June 13, 2014.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus when it becomes available.

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Orbital Announces Third Quarter 2014 Financial Results

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

A transcript of the earnings teleconference call will be available on Orbital's website at http://www.orbital.com/Investor.

Contact:
Barron Beneski (703) 406-5528
Public and Investor Relations
beneski.barron@orbital.com

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Orbital Announces Third Quarter 2014 Financial Results

ORBITAL SCIENCES CORPORATION
Consolidated Income Statements
(in thousands, except per share data)

	Third Quarter		First Nine Months
	2014	2013	2014	2013

Revenues	$338,207	$321,976	$979,616	$989,870
Cost of revenues	263,662	247,070	794,504	752,477
Research and development expenses	7,509	23,146	21,773	78,470
Selling, general and administrative expenses	33,776	26,154	91,837	75,904
Income from operations	33,260	25,606	71,502	83,019
Interest income and other	672	230	12,465	1,272
Interest expense	(1,082)	(1,143)	(3,292)	(3,438)
Income before income taxes	32,850	24,693	80,675	80,853
Income tax provision	(11,650)	(9,141)	(29,131)	(29,421)
Net income	$21,200	$15,552	$51,544	$51,432

Basic income per share	$0.35	$0.26	$0.85	$0.85
Diluted income per share	0.35	0.26	0.85	0.85

Shares used in computing basic income per share	60,760	60,328	60,626	60,056
Shares used in computing diluted income per share	61,020	60,530	60,998	60,337

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Orbital Announces Third Quarter 2014 Financial Results

ORBITAL SCIENCES CORPORATION
Segment Information
(in millions)

	Third Quarter		First Nine Months
	2014	2013	2014	2013
Revenues:
Launch Vehicles	$129.9	$127.9	$392.9	$396.2
Satellites and Space Systems	105.7	88.1	275.7	282.7
Advanced Space Programs	106.2	121.3	323.7	351.2
Eliminations	(3.6)	(15.3)	(12.7)	(40.2)
Total revenues	$338.2	$322.0	$979.6	$989.9

Income from operations:
Launch Vehicles	$16.8	$11.3	$39.6	$33.8
Satellites and Space Systems	5.5	8.1	11.5	29.6
Advanced Space Programs	14.2	6.2	30.2	19.6
Corporate and Other (1)	(3.2)	—	(9.8)	—
Total income from operations	$33.3	$25.6	$71.5	$83.0

(1) Corporate and other is comprised solely of merger transaction costs.

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Orbital Announces Third Quarter 2014 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2014	2013
Assets
Cash	$427,498	$265,837
Receivables	486,812	583,518
Inventories	60,328	61,675
Deferred income taxes, net	34,391	30,154
Other current assets	23,697	9,889
Total current assets	1,032,726	951,073
Property, plant and equipment, net	231,921	246,060
Goodwill	71,260	71,260
Other non-current assets	13,801	16,368
Total assets	$1,349,708	$1,284,761

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$247,124	$281,631
Deferred revenues and customer advances	55,290	21,250
Current portion of long-term debt	7,500	8,236
Total current liabilities	309,914	311,117
Long-term debt	129,375	135,000
Deferred income taxes, net	26,431	26,611
Other non-current liabilities	32,158	16,732
Total stockholders' equity	851,830	795,301
Total liabilities and stockholders' equity	$1,349,708	$1,284,761

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Orbital Announces Third Quarter 2014 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Third Quarter	First Nine Months
	2014	2014

Net income	$21,200	$51,544
Depreciation and amortization	10,622	31,728
Deferred income taxes	6,170	11,148
Changes in assets and liabilities	33,613	84,256
Other	(1,106)	1,753
Net cash provided by operating activities	70,499	180,429
Capital expenditures	(8,621)	(24,784)
Proceeds from disposition of property	—	10,000
Net cash used in investing activities	(8,621)	(14,784)
Principal payments on long-term debt	(1,875)	(6,361)
Net proceeds from issuance of common stock and other	1,478	2,377
Net cash used in financing activities	(397)	(3,984)
Net increase in cash	61,481	161,661
Cash, beginning of period	366,017	265,837
Cash, end of period	$427,498	$427,498

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